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[ KPMG LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Corvas International, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-45607) on Form S-8, as amended, and (No. 333-1762) on Form S-3, as amended, of Corvas International, Inc. of our report dated February 4, 1999, except as to Notes 10 and 11 of the financial statements which are as of March 11, 1999, relating to the balance sheets of Corvas International, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Corvas International, Inc. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 1998 annual report on Form 10-K.


                                                                        KPMG LLP
San Diego, California
March 29, 1999